EXHIBIT 21

                            PRINCIPAL SUBSIDIARIES OF
                             SBC COMMUNICATIONS INC.
                             AS OF DECEMBER 31, 2000

                                       State of             Conducts
        Name                         Incorporation        Business Under

Ameritech Corporation                  Delaware               Same

Pacific Telesis Group                   Nevada                Same

SBC International, Inc.                Delaware               Same

Southern New England                  Connecticut             Same
 Telecommunications
 Corporation

Southwestern Bell                      Missouri               Same
 Telephone Company

Southwestern Bell                      Missouri               Same
 Yellow Pages, Inc.